UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2020

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 10, 2020, Palo Alto Networks, Inc., a Delaware corporation (the “Company”) and certain of its wholly owned subsidiaries, Expanse, Inc., a Delaware corporation (the “Expanse”) and certain of its wholly owned subsidiaries, and Fortis Advisors LLC (solely in its capacity as the representative of the securityholders of the Company) entered into a Merger Agreement (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company will acquire all of the outstanding stock, warrants and other rights to acquire or receive equity of Expanse through the acquisition of Expanse Holding Company, Inc., a Delaware corporation (“Expanse Holding Company”) for a total purchase price of approximately $670 million to be paid in a mix of cash and shares of Company common stock, and approximately $130 million in replacement equity awards, each such amount subject to adjustment. Of the approximately $670 million to be paid in cash and shares of the Company’s common stock, the number of shares is not expected to exceed 50% of that amount (based on the exchange ratio described below). The number of shares of Company common stock to be issued to certain stockholders of Expanse Holding Company at the closing will be based on the average closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) within the 20 consecutive calendar days ending on the third trading day immediately prior to the closing date of the acquisition (the “Closing Price”); however, if the Closing Price is greater than 110% of the “Signing Price” (the average closing price of the Company’s common stock on the NYSE within the 20 consecutive calendar days ending on the third trading day immediately prior to the date of the Merger Agreement), then the shares will be valued at a price equal to 110% of the Signing Price, and if the Closing Price is less than 90% of the Signing Price, then the shares will be valued at a price equal to 90% of the Signing Price. At this time, the number of shares to be issued in connection with the acquisition is not known.

The issuance of shares of Company common stock pursuant to the Merger Agreement will be made solely to accredited investors, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act or in reliance on Regulation S promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Nikesh Arora
Nikesh Arora
Chief Executive Officer

Date: November 12, 2020